Press Release	Exhibit 99.1

Acutus Medical Reports First Quarter 2024 Financial Results

CARLSBAD, Calif., May 9, 2024 (GLOBE NEWSWIRE) — Acutus Medical, Inc. (“Acutus” or the “Company”) (OTC: AFIB) today reported results for the first quarter of 2024.
Recent Highlights:

•First quarter revenue from Continuing Operations of $3.6 million grew 192% year-over-year, from $1.2 million in the same quarter last year.

•Operating expenses for continuing operations were $3.3 million, a reduction of 38% compared to the same period last year.

•Recorded $2.8 million in gain on sale of business, an increase of 131% compared to the same period last year.

•Cash, cash equivalents, marketable securities and restricted cash were $20.0 million as of March 31, 2024.

First Quarter 2024 Financial Results
Revenue from Continuing Operations was $3.6 million for the first quarter of 2024, an increase of 192% compared to $1.2 million for the first quarter of 2023.

Gross margin on a GAAP basis for continuing operations was negative 1% for the first quarter of 2024 compared to negative 70% for the same quarter last year. The improvement was driven by higher production volumes related to left-heart access manufacturing and reduced manufacturing overhead expenses.

Operating expenses for continuing operations on a GAAP basis were $3.3 million for the first quarter of 2024 compared to $5.4 million for the same period last year. The decrease in operating expenses from reduced discretionary spend under this new business model.

Net loss on continuing operations on a GAAP basis was $2.1 million for the first quarter of 2024 and net loss per share was $0.07 on a weighted average basic and diluted outstanding share count of 29.7 million, compared to a net loss of $4.3 million and a net loss per share of $0.15 on a weighted average basic and diluted outstanding share count of 28.8 million for the same period last year.

Cash, cash equivalents, marketable securities and restricted cash were $20.0 million as of March 31, 2024.

Loss on Discontinued Operations
Loss on discontinued operations was $0.4 million for first quarter of 2024, compared to $12.0 million for the same period last year.

Outlook
Due to the announced plan to realign resources to support the left-heart access distribution business and exit from the electrophysiology mapping and ablation businesses, the Company will no longer provide financial guidance.

About Acutus
Acutus is focused on the production of left-heart access products under its distribution agreement with Medtronic, Inc. Founded in 2011, Acutus is based in Carlsbad, California.

Caution Regarding Forward-Looking Statements
This press release includes statements that may constitute “forward-looking” statements, usually containing the words 'believe", "estimate", "project", "expect" or similar expressions. Forward looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from forward-looking statements.
Factors that would cause or contribute to such differences include, but are not limited to, the Company’s ability to continue to manage expenses and cash burn rate at sustainable levels, successful completion of the Company’s restructuring plan, continued acceptance of the Company’s left-heart access products in the marketplace, the effect of global economic conditions on the ability and willingness of Medtronic to purchase the Company’s left-heart access products and the timing of such purchases, competitive factors, changes resulting from healthcare policy in the United States and globally including changes in government reimbursement of procedures, dependence upon third-party vendors and distributors, timing of regulatory approvals, the Company’s ability to maintain its listing on Nasdaq, and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, Acutus undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:
Chad Hollister
Acutus Medical, Inc.
investors@acutus.com

Acutus Medical, Inc.
Consolidated Balance Sheets

	March 31, 2024	December 31, 2023
(in thousands, except share and per share amounts)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,459	$19,170
Marketable securities, short-term	1,495	3,233
Restricted cash, short-term	—	7,030
Accounts receivable	7,750	11,353
Inventory	5,888	4,278
Prepaid expenses and other current assets	572	678
Current assets of discontinued operations	240	510
Total current assets	34,404	46,252

Property and equipment, net	844	825
Right-of-use assets, net	3,011	3,189
Other assets	94	94
Noncurrent assets of discontinued operations	3,315	3,600
Total assets	$41,668	$53,960

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	3,165	2,761
Accrued liabilities	2,063	2,887
Operating lease liabilities, short-term	835	718
Long-term debt, current portion	1,819	1,864
Warrant liability	692	409
Current liabilities of discontinued operations	1,300	10,303
Total current liabilities	9,874	18,942

Operating lease liabilities, long-term	3,009	3,243
Long-term debt	32,805	32,654
Total liabilities	45,688	54,839

Commitments and contingencies (Note 11)

Stockholders' deficit
Preferred stock, $0.001 par value; 5,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 5,000,000 shares of the preferred stock, designated as Series A Common Equivalent Preferred Stock, are issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value; 260,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 29,715.962 and 29,313,667 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	30	29
Additional paid-in capital	598,413	599,935
Accumulated deficit	(601,597)	(599,977)
Accumulated other comprehensive loss	(866)	(866)
Total stockholders' deficit	(4,020)	(879)
Total liabilities and stockholders' deficit	$41,668	$53,960

Acutus Medical, Inc.
Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended March 31,
	2024	2023
(in thousands, except share and per share amounts)	(unaudited)

Revenue	$3,625	$1,242
Cost of products sold	3,655	2,111
Gross loss	(30)	(869)

Operating (income) expenses:
Research and development	—	938
Selling, general and administrative	3,337	4,472
Change in fair value of contingent consideration	—	200
Gain on sale of business	(2,792)	(1,207)
Total operating expenses	545	4,403
Loss from operations	(575)	(5,272)

Other income (expense):
Change in fair value of warrant liability	(283)	1,446
Interest income	281	853
Interest expense	(1,478)	(1,307)
Total other (expense) income, net	(1,480)	992
Loss from continuing operations before income taxes	(2,055)	(4,280)
Income tax expense	—	—
Net loss from continuing operations	(2,055)	(4,280)
Discontinued operations:
Income (loss) from discontinued operations before taxes	445	(12,035)
Income tax expense - discontinued operations	(10)	—
Income (loss) from discontinued operations	435	(12,035)
Net loss	(1,620)	(16,315)

Other comprehensive income (loss)
Unrealized gain on marketable securities	—	12
Foreign currency translation adjustment	—	59
Comprehensive loss	$(1,620)	$(16,244)

Net (loss) earnings per share, basic and diluted
Net loss - continuing operations	$(0.07)	$(0.15)
Net income (loss)- discontinued operations	$0.01	$(0.42)
Net loss per common share	$(0.06)	$(0.57)

Weighted average number of common shares outstanding, basic and diluted	29,693,926	28,764,444

Acutus Medical, Inc.
Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2024	2023
(in thousands)	(unaudited)
Cash flows from operating activities
Net loss	$(1,620)	$(16,315)
Less: (Gain) Loss from discontinued operations	(435)	12,035
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	86	93
Non-cash stock-based compensation expense	202	586
Accretion of discounts on marketable securities, net	(23)	(527)
Amortization of debt issuance costs	87	104
Amortization of operating lease right-of-use assets	178	164
Gain on sale of business, net	(2,792)	(1,207)
Change in fair value of warrant liability	283	(1,446)
Change in fair value of contingent consideration	—	200
Changes in operating assets and liabilities:
Accounts receivable	(819)	(429)
Inventory	(1,610)	(234)
Employer retention credit receivable	—	2,141
Prepaid expenses and other current assets	117	713
Other assets	—	—
Accounts payable	404	161
Accrued liabilities	(891)	(1,133)
Operating lease liabilities	(117)	(201)
Other long-term liabilities	—	(1)
Net cash used in operating activities - continuing operations	(6,950)	(5,296)
Net cash used in operating activities - discontinued operations	(9,979)	(10,432)
Net cash used in operating activities	(16,929)	(15,728)

Cash flows from investing activities
Proceeds from sale of business	7,300	17,000
Purchases of available-for-sale marketable securities	—	(28,019)
Maturities of available-for-sale marketable securities	1,750	26,500
Purchases of property and equipment	(105)	(25)
Net cash provided by investing activities - continuing operations	8,945	15,456
Net cash provided by (used in) investing activities - discontinued operations	285	(207)
Net cash provided by investing activities	9,230	15,249

Cash flows from financing activities
Proceeds from the exercise of stock options	—	4
Net cash provided by financing activities - continuing operations	—	4
Net cash used in financing activities - discontinued operations	(42)	(217)
Net cash used in financing activities	(42)	(213)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(779)

Net change in cash, cash equivalents and restricted cash	(7,741)	(1,471)
Cash, cash equivalents and restricted cash, at the beginning of the period	26,200	31,348
Cash, cash equivalents and restricted cash, at the end of the period	$18,459	$29,877

Supplemental disclosure of cash flow information:
Cash paid for interest	1,267	1,207

Supplemental disclosure of noncash investing and financing activities:
Accounts receivable from sale of business	4,904	1,244
Change in unrealized (gain) loss on marketable securities	(70)	(12)
Change in unpaid purchases of property and equipment	—	(25)